Exhibit 99.1

January 21, 2015

MEDIA & INVESTOR CONTACT

Heather Worley, 214.932.6646

heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR 2014

DALLAS – January 21, 2015 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2014.

“Our 2014 results are highlighted with outstanding loan and deposit growth and strong earnings amidst a challenging time for our industry,” said Keith Cargill, CEO. “As we enter 2015, we will continue to execute our strategy of leveraging our talent to grow our business while maintaining focus on credit quality. Our fourth quarter capital raise and the buildup of liquidity have positioned us to take advantage of opportunities in 2015 and beyond. ”

•	Loans held for investment, excluding mortgage finance, increased 5% and total loans increased 6% on a linked quarter basis, growing 20% and 26%, respectively, from the fourth quarter of 2013.

•	Mortgage finance loans increased 9% on a linked quarter basis and 47% from the fourth quarter of 2013.

•	Demand deposits increased 6% and total deposits increased 8% on a linked quarter basis, growing 50% and 37%, respectively, from the fourth quarter of 2013.

•	Net income increased 3% on a linked quarter basis and 25% from the fourth quarter of 2013.

•	EPS remained at $.78, flat on a linked quarter basis, impacted by the increase in shares outstanding from the common stock offering completed in the fourth quarter of 2014, and increased 16% from the fourth quarter of 2013.

FINANCIAL SUMMARY

(dollars and shares in thousands)

	2014	2013	% Change
ANNUAL OPERATING RESULTS
Net income	$136,352	$121,051	13%
Net income available to common stockholders	$126,602	$113,657	11%
Diluted EPS	$2.88	$2.72	6%
ROA	1.05%	1.17%
ROE	11.31%	12.82%
Diluted shares	44,003	41,780

QUARTERLY OPERATING RESULTS
Net income	$37,834	$30,359	25%
Net income available to common stockholders	$35,397	$27,921	27%
Diluted EPS	$.78	$.67	16%
ROA	1.03%	1.10%
ROE	11.41%	11.94%
Diluted shares	45,093	41,889

BALANCE SHEET
Total assets	$15,899,946	$11,720,064	36%
Demand deposits	5,011,619	3,347,567	50%
Total deposits	12,673,300	9,257,379	37%
Loans held for investment	10,154,887	8,486,603	20%
Loans held for investment, mortgage finance	4,102,125	2,784,265	47%
Total loans	14,257,012	11,270,868	26%
Stockholders’ equity	1,484,190	1,096,350	35%

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income of $136.4 million and net income available to common stockholders of $126.6 million for the year ended December 31, 2014 compared to net income of $121.0 million and net income available to common stockholders of $113.7 million for the year ended December 31, 2013. For the fourth quarter of 2014, net income was $37.8 million and net income available to common stockholders was $35.4 million, compared to $30.4 million and $27.9 million, respectively, for the same period in 2013. On a fully diluted basis, earnings per common share were $2.88 for the year ended December 31, 2014 compared to $2.72 for the same period in 2013. Diluted earnings per common share were $.78 for the three months ended December 31, 2014, compared to $.67 for the same period in 2013. Earnings per share results were impacted during 2014 compared to 2013 as a result of common stock offerings that added 4.4 million shares to the base of 41.0 million shares at December 31, 2013.

Return on average common equity (“ROE”) was 11.31 percent and return on average assets (“ROA”) was 1.05 percent for the year ended December 31, 2014, compared to 12.82 percent and 1.17 percent, respectively, for the year ended December 31, 2013. ROE was 11.41 percent and ROA was 1.03 percent for the fourth quarter of 2014, compared to 11.94 percent and 1.10 percent for the fourth quarter of 2013. During the first quarter of 2014, we completed an equity offering of 1.9 million common shares, which increased common equity by $106.5 million. We also completed a $175 million subordinated debt offering during the first quarter of 2014. During the fourth quarter of 2014, we completed an equity offering of 2.5 million common shares, which increased common equity by $149.6 million. These transactions had the effect of reducing ROE. The ROA decrease resulted from the debt offering and from a combination of reduced yields on loans and a $723.4 million increase in average liquidity assets, which include Federal funds sold and deposits in other banks, from the fourth quarter of 2013 to the fourth quarter of 2014.

Net interest income was $127.6 million for the fourth quarter of 2014, compared to $111.5 million in the fourth quarter of 2013 and $125.7 million for the third quarter of 2014. The net interest margin in the fourth quarter of 2014 was 3.56 percent, a 65 basis point decrease from the fourth quarter of 2013 and a 21 basis point decrease from the third quarter of 2014. The quarterly and year-over-year decreases in net interest margin are due to the growth in loans with lower yields, as well as a substantial increase in liquidity assets. The cost of total deposits and borrowed funds was 17 basis points for the fourth quarter of 2014, consistent with the fourth quarter of 2013.

Average loans, excluding mortgage finance loans, for the year ended December 31, 2014 were $9.3 billion, an increase of $1.8 billion, or 24 percent, from 2013. Average loans, excluding mortgage finance loans, for the fourth quarter of 2014 were $9.9 billion, an increase of $1.8 billion, or 22 percent, from the fourth quarter of 2013, and an increase of $498.1 million, or 5 percent, from the third quarter of 2014. Average mortgage finance loans for the year ended December 31, 2014 were $2.9 billion, an increase of $606.8 million, or 26 percent, from 2013. Average mortgage finance loans for the fourth quarter of 2014 were $3.5 billion, an increase of $1.2 billion, or 52%, from the fourth quarter of 2013 and increased $19.0 million from the third quarter of 2014.

Average total deposits for the year ended December 31, 2014 were $10.9 billion, an increase of $2.5 billion, or 30 percent, from 2013. Average total deposits for the fourth quarter of 2014 increased $3.3 billion from the fourth quarter of 2013 and increased $927.0 million from the third quarter of 2014. Average demand deposits for the year ended December 31, 2014 were $4.2 billion, an increase of $1.2 billion, or 41 percent, from 2013. Average demand deposits for the fourth quarter of 2014 increased $1.8 billion, or 53 percent, to $5.0 billion from $3.3 billion during the fourth quarter of 2013 and increased $378.1 million, or 8 percent, from the third quarter of 2014.

Credit costs, including the provision for credit losses, totaled $6.5 million in the fourth quarter of 2014 compared to $5.5 million for the fourth quarter of 2013 and $6.5 million for the third quarter of 2014. We recorded a $6.5 million provision for credit losses in the fourth quarter of 2014 compared to $5.0 million in the fourth quarter of 2013 and $6.5 million in the third quarter of 2014. The provision for the fourth quarter of 2014 was primarily related to the growth in loans, excluding mortgage finance loans, during the quarter. The combined reserve at December 31, 2014 decreased to 1.06 percent of loans excluding mortgage finance loans due to continuing loan growth, as compared to 1.09 percent at December 31, 2013 and 1.06 percent at September 30, 2014. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. We experienced a modest increase in non-performing asset totals in the fourth quarter of 2014, bringing the ratio of total non-performing assets to loans excluding mortgage finance loans plus other real estate owned (“OREO”) to .43 percent compared to .44 percent in the fourth quarter of 2013 and .40 percent in the third quarter of 2014. Net charge-offs for the fourth quarter of 2014 were $1.1 million compared to net charge-offs of $1.3 million in the fourth quarter of 2013 and net charge-offs of $595,000 in the third quarter of 2014. For 2014, net charge-offs were .07 percent of total loans, consistent with .07 for 2013. At December 31, 2014, non-performing assets included OREO of $568,000 compared to $5.1 million as of December 31, 2013 and $617,000 as of September 30, 2014.

Non-interest income increased $42,000, or less than 1 percent, during the fourth quarter of 2014 compared to the same period of 2013. Service charges and brokered loan fees increased $302,000 and $599,000, respectively, during the fourth quarter of 2014 compared to the same period of 2013. Offsetting these increases was a $1.0 million decrease in swap fee income during the fourth quarter of 2014 compared to the same period of 2013. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter.

Non-interest expense for the fourth quarter of 2014 increased $3.8 million, or 5 percent, to $74.1 million from $70.3 million in the fourth quarter of 2013. The increase is primarily related to a $902,000 increase in salaries and employee benefits expense, a $1.3 million increase in net occupancy expense, a $1.9 million increase in communications and technology expense and a $1.0 million increase in other non-interest expense, all of which were due to general business growth. FDIC insurance assessment expense for the fourth quarter of 2014 increased $952,000 compared to the same quarter in 2013 as a result of the difference in rates applied to banks with over $10 billion in assets. Offsetting these increases was a $1.8 million decrease in legal and professional expense during the fourth quarter of 2014.

Stockholders’ equity increased by 35 percent from $1.1 billion at December 31, 2013 to $1.5 billion at December 31, 2014, primarily due to the offering of 1.9 million common shares for net proceeds of $106.5 million in the first quarter of 2014, the offering of 2.5 million common shares for net proceeds of $149.6 million in the fourth quarter of 2014 and retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at December 31, 2014, our ratio of tangible common equity to total tangible assets was 8.3 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, the effects of recent declines in oil and gas prices on our customers, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2014	2014	2014	2014	2013
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$137,833	$135,290	$124,813	$116,611	$117,965
Interest expense	10,251	9,629	9,406	8,296	6,490

Net interest income	127,582	125,661	115,407	108,315	111,475
Provision for credit losses	6,500	6,500	4,000	5,000	5,000

Net interest income after provision for credit losses	121,082	119,161	111,407	103,315	106,475
Non-interest income	11,226	10,396	10,533	10,356	11,184
Non-interest expense	74,117	71,915	69,765	69,317	70,288

Income before income taxes	58,191	57,642	52,175	44,354	47,371
Income tax expense	20,357	20,810	18,754	16,089	17,012

Net income	37,834	36,832	33,421	28,265	30,359
Preferred stock dividends	2,437	2,438	2,437	2,438	2,438

Net income available to common stockholders	$35,397	$34,394	$30,984	$25,827	$27,921

Diluted EPS	$.78	$.78	$.71	$.60	$.67
Diluted shares	45,092,511	43,849,838	43,845,015	43,219,961	41,888,768

CONSOLIDATED BALANCE SHEET DATA
Total assets	$15,899,946	$14,266,503	$13,532,826	$12,143,588	$11,720,064
Loans held for investment	10,154,887	9,686,422	9,153,005	8,928,325	8,486,603
Loans held for investment, mortgage finance	4,102,125	3,774,467	3,700,253	2,688,044	2,784,265
Securities	41,719	43,938	49,330	52,960	63,214
Demand deposits	5,011,619	4,722,479	4,181,774	3,451,294	3,347,567
Total deposits	12,673,300	11,715,808	10,757,316	9,729,128	9,257,379
Other borrowings	1,192,681	735,689	1,000,548	678,026	1,025,630
Subordinated notes	286,000	286,000	286,000	286,000	111,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,484,190	1,297,922	1,262,816	1,230,131	1,096,350

End of period shares outstanding	45,735,007	43,179,134	43,105,444	42,958,803	41,036,370
Book value (excluding securities gains/losses)	$29.14	$26.55	$25.78	$25.11	$23.02
Tangible book value (excluding securities gains/losses)(1)	$28.69	$26.07	$25.29	$24.62	$22.50

SELECTED FINANCIAL RATIOS
Net interest margin	3.56%	3.77%	3.87%	3.99%	4.21%
Return on average assets	1.03%	1.07%	1.08%	1.01%	1.10%
Return on average common equity	11.41%	12.11%	11.38%	10.20%	11.94%
Non-interest income to earning assets	.31%	.31%	.35%	.38%	.42%
Efficiency ratio(2)	53.4%	52.9%	55.4%	58.4%	57.3%
Efficiency ratio (excluding OREO valuation/write-down)(3)	53.4%	52.9%	55.4%	58.4%	56.9%
Non-interest expense to earning assets	2.07%	2.16%	2.34%	2.55%	2.65%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.07%	2.16%	2.34%	2.55%	2.63%
Tangible common equity to total tangible assets(4)	8.3%	7.9%	8.1%	8.7%	7.9%

(1)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by shares outstanding at period end.
(2)	Non-interest expense divided by the sum of net interest income and non-interest income.
(3)	Non-interest expense excluding OREO valuation/write-down expenses divided by the sum of net interest income and non-interest income.
(4)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2014	December 31, 2013	% Change
Assets
Cash and due from banks	$96,524	$92,484	4%
Interest-bearing deposits	1,233,990	61,337	1,912%
Federal funds sold and securities purchased under resale agreements	—	90	(100)%
Securities, available-for-sale	41,719	63,214	(34)%
Loans held for investment, mortgage finance	4,102,125	2,784,265	47%
Loans held for investment (net of unearned income)	10,154,887	8,486,603	20%
Less: Allowance for loan losses	100,954	87,604	15%

Loans held for investment, net	14,156,058	11,183,264	27%
Premises and equipment, net	17,368	11,482	51%
Accrued interest receivable and other assets	333,699	286,907	16%
Goodwill and intangibles, net	20,588	21,286	(3)%

Total assets	$15,899,946	$11,720,064	36%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$5,011,619	$3,347,567	50%
Interest bearing	7,348,972	5,579,505	32%
Interest bearing in foreign branches	312,709	330,307	(5)%

Total deposits	12,673,300	9,257,379	37%

Accrued interest payable	4,747	749	534%
Other liabilities	145,622	115,550	26%
Federal funds purchased and repurchase agreements	92,676	170,604	(46)%
Other borrowings	1,100,005	855,026	29%
Subordinated notes	286,000	111,000	158%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	14,415,756	10,623,714	36%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000
Issued shares – 6,000,000 shares issued at December 31, 2014 and 2013	150,000	150,000	—
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 45,735,424 and 41,036,787 at December 31, 2014 and 2013, respectively	457	410	11%
Additional paid-in capital	709,738	448,208	58%
Retained earnings	622,714	496,112	26%
Treasury stock (shares at cost: 417 at December 31, 2014 and 2013)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,289	1,628	(21)%

Total stockholders’ equity	1,484,190	1,096,350	35%

Total liabilities and stockholders’ equity	$15,899,946	$11,720,064	36%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013
Interest income
Interest and fees on loans	$136,882	$117,261	$511,606	$441,314
Securities	389	621	1,828	3,015
Federal funds sold	91	24	207	65
Deposits in other banks	471	59	906	231

Total interest income	137,833	117,965	514,547	444,625
Interest expense
Deposits	5,263	3,858	18,145	14,030
Federal funds purchased	81	116	373	686
Repurchase agreements	4	5	17	18
Other borrowings	35	40	356	515
Subordinated notes	4,241	1,840	16,202	7,327
Trust preferred subordinated debentures	627	631	2,489	2,536

Total interest expense	10,251	6,490	37,582	25,112

Net interest income	127,582	111,475	476,965	419,513
Provision for credit losses	6,500	5,000	22,000	19,000

Net interest income after provision for credit losses	121,082	106,475	454,965	400,513
Non-interest income
Service charges on deposit accounts	1,976	1,674	7,253	6,783
Trust fee income	1,223	1,250	4,937	5,023
Bank owned life insurance (BOLI) income	520	533	2,067	1,917
Brokered loan fees	3,979	3,380	13,981	16,980
Swap fees	894	1,904	2,992	5,520
Other	2,634	2,443	11,281	7,801

Total non-interest income	11,226	11,184	42,511	44,024
Non-interest expense
Salaries and employee benefits	43,910	43,008	169,051	157,752
Net occupancy expense	5,746	4,487	20,866	16,821
Marketing	4,411	4,183	15,989	16,203
Legal and professional	3,725	5,520	21,182	18,104
Communications and technology	5,454	3,597	18,667	13,762
FDIC insurance assessment	2,875	1,923	10,919	8,057
Allowance and other carrying costs for OREO	24	609	85	1,788
Other	7,972	6,961	28,355	24,242

Total non-interest expense	74,117	70,288	285,114	256,729

Income before income taxes	58,191	47,371	212,362	187,808
Income tax expense	20,357	17,012	76,010	66,757

Net income	37,834	30,359	136,352	121,051
Preferred stock dividends	2,437	2,438	9,750	7,394

Net income available to common stockholders	$35,397	$27,921	$126,602	$113,657

Basic earnings per common share	$.80	$.68	$2.93	$2.78
Diluted earnings per common share	$.78	$.67	$2.88	$2.72

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2014	2014	2014	2014	2013
Reserve for loan losses:
Beginning balance	$96,322	$91,114	$90,234	$87,604	$84,006
Loans charged-off:
Commercial	1,285	992	5,190	2,336	1,605
Real estate	—	—	246	50	—
Consumer	165	—	40	61	—

Total loans charged-off	1,450	992	5,476	2,447	1,605
Recoveries:
Commercial	190	329	2,033	210	225
Real estate	34	2	35	8	60
Consumer	96	35	6	25	9
Leases	2	31	925	124	43

Total recoveries	322	397	2,999	367	337

Net charge-offs	1,128	595	2,477	2,080	1,268
Provision for loan losses	5,760	5,803	3,357	4,710	4,866

Ending balance	$100,954	$96,322	$91,114	$90,234	$87,604

Reserve for off-balance sheet credit losses:
Beginning balance	$6,320	$5,623	$4,980	$4,690	$4,556
Provision for off-balance sheet credit losses	740	697	643	290	134

Ending balance	$7,060	$6,320	$5,623	$4,980	$4,690

Total reserves for credit losses	$108,014	$102,642	$96,737	$95,214	$92,294

Total provision for credit losses	$6,500	$6,500	$4,000	$5,000	$5,000

Reserve to loans	.71%	.72%	.71%	.78%	.78%
Reserve to loans excluding mortgage finance loans(2)	.99%	.99%	1.00%	1.01%	1.03%
Reserve to average loans	.75%	.75%	.77%	.84%	.84%
Reserve to average loans excluding mortgage finance loans(2)	1.02%	1.02%	1.01%	1.04%	1.08%
Net charge-offs to average loans(1)	.03%	.02%	.08%	.08%	.05%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	.05%	.03%	.11%	.10%	.06%
Net charge-offs to average loans for last twelve months(1)	.05%	.05%	.06%	.06%	.05%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	.07%	.07%	.07%	.07%	.07%
Total provision for credit losses to average loans(1)	.19%	.20%	.14%	.19%	.19%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	.26%	.27%	.18%	.23%	.24%
Combined reserves for credit losses to loans	.76%	.76%	.75%	.82%	.82%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.06%	1.06%	1.06%	1.07%	1.09%

Non-performing assets (NPAs):
Non-accrual loans	$43,304	$37,733	$41,565	$43,213	$32,375
Other real estate owned (OREO)	568	617	685	2,420	5,110

Total	$43,872	$38,350	$42,250	$45,633	$37,485

Non-accrual loans to loans	.30%	.28%	.32%	.37%	.29%
Non-accrual loans to loans excluding mortgage finance loans(2)	.43%	.39%	.45%	.48%	.38%
Total NPAs to loans plus OREO	.31%	.28%	.33%	.39%	.33%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	.43%	.40%	.46%	.51%	.44%
Total NPAs to earning assets	.28%	.28%	.32%	.39%	.33%
Reserve for loan losses to non-accrual loans	2.3x	2.6x	2.2x	2.1x	2.7x

Restructured loans	$1,806	$1,853	$249	$2,825	$1,935
Loans past due 90 days and still accruing(3)	$5,274	$6,102	$4,793	$7,869	$9,325

Loans past due 90 days to loans	.04%	.05%	.04%	.07%	.08%
Loans past due 90 days to loans excluding mortgage finance loans(2)	.05%	.06%	.05%	.09%	.11%

(1)	Interim period ratios are annualized.
(2)	The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.
(3)	At December 31, 2014, loans past due 90 days and still accruing includes premium finance loans of $3.7 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2014	2014	2014	2014	2013
Interest income
Interest and fees on loans	$136,882	$134,618	$124,234	$115,872	$117,261
Securities	389	428	471	540	621
Federal funds sold	91	68	8	40	24
Deposits in other banks	471	176	100	159	59

Total interest income	137,833	135,290	124,813	116,611	117,965
Interest expense
Deposits	5,263	4,606	4,246	4,030	3,858
Federal funds purchased	81	82	115	95	116
Repurchase agreements	4	5	4	4	5
Other borrowings	35	68	181	72	40
Subordinated notes	4,241	4,241	4,241	3,479	1,840
Trust preferred subordinated debentures	627	627	619	616	631

Total interest expense	10,251	9,629	9,406	8,296	6,490

Net interest income	127,582	125,661	115,407	108,315	111,475
Provision for credit losses	6,500	6,500	4,000	5,000	5,000

Net interest income after provision for credit losses	121,082	119,161	111,407	103,315	106,475
Non-interest income
Service charges on deposit accounts	1,976	1,817	1,764	1,696	1,674
Trust fee income	1,223	1,190	1,242	1,282	1,250
Bank owned life insurance (BOLI) income	520	517	521	509	533
Brokered loan fees	3,979	3,821	3,357	2,824	3,380
Swap fees	894	464	410	1,224	1,904
Other	2,634	2,587	3,239	2,821	2,443

Total non-interest income	11,226	10,396	10,533	10,356	11,184
Non-interest expense
Salaries and employee benefits	43,910	43,189	39,896	42,056	43,008
Net occupancy expense	5,746	5,279	5,073	4,768	4,487
Marketing	4,411	4,024	3,795	3,759	4,183
Legal and professional	3,725	4,874	7,181	5,402	5,520
Communications and technology	5,454	4,928	4,361	3,924	3,597
FDIC insurance assessment	2,875	2,775	2,544	2,725	1,923
Allowance and other carrying costs for OREO	24	5	11	45	609
Other	7,972	6,841	6,904	6,638	6,961

Total non-interest expense	74,117	71,915	69,765	69,317	70,288

Income before income taxes	58,191	57,642	52,175	44,354	47,371
Income tax expense	20,357	20,810	18,754	16,089	17,012

Net income	37,834	36,832	33,421	28,265	30,359
Preferred stock dividends	2,437	2,438	2,437	2,438	2,438

Net income available to common shareholders	$35,397	$34,394	$30,984	$25,827	$27,921

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	4th Quarter 2014			3rd Quarter 2014			2nd Quarter 2014			1st Quarter 2014			4th Quarter 2013
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$39,258	$355	3.59%	$41,716	$383	3.64%	$44,216	$410	3.72%	$47,027	$442	3.81%	$50,281	$480	3.79%
Securities – Non-taxable(2)	3,257	52	6.33%	4,697	69	5.83%	6,271	94	6.01%	10,554	151	5.80%	14,786	217	5.82%
Federal funds sold and securities purchased under resale agreements	139,761	91	0.26%	105,793	68	0.26%	14,997	8	0.21%	73,746	40	0.22%	59,409	24	0.16%
Deposits in other banks	742,240	471	0.25%	283,062	176	0.25%	183,061	100	0.22%	230,296	159	0.28%	99,185	59	0.24%
Loans held for investment, mortgage finance loans	3,471,737	26,773	3.06%	3,452,782	27,275	3.13%	2,822,560	23,231	3.30%	2,027,264	16,782	3.36%	2,238,730	20,236	3.59%
Loans held for investment	9,921,323	110,109	4.40%	9,423,259	107,343	4.52%	8,984,230	101,003	4.51%	8,717,969	99,090	4.61%	8,142,569	97,025	4.73%
Less reserve for loan losses	96,139	—	—	91,427	—	—	90,105	—	—	87,686	—	—	84,009	—	—

Loans, net of reserve	13,296,921	136,882	4.08%	12,784,614	134,618	4.18%	11,716,685	124,234	4.25%	10,657,547	115,872	4.41%	10,297,290	117,261	4.52%

Total earning assets	14,221,437	137,851	3.85%	13,219,882	135,314	4.06%	11,965,230	124,846	4.19%	11,019,170	116,664	4.29%	10,520,951	118,041	4.45%
Cash and other assets	409,635			409,727			396,938			382,198			378,315

Total assets	$14,631,072			$13,629,609			$12,362,168			$11,401,368			$10,899,266

Liabilities and Stockholders’ Equity
Transaction deposits	$1,150,530	$401	0.14%	$1,010,003	$287	0.11%	$895,827	$170	0.08%	$782,301	$80	0.04%	$787,720	$76	0.04%
Savings deposits	5,479,395	4,121	0.30%	4,991,779	3,519	0.28%	4,679,140	3,395	0.29%	4,591,493	3,304	0.29%	4,365,746	3,079	0.28%
Time deposits	406,040	413	0.40%	485,558	475	0.39%	401,024	390	0.39%	375,563	351	0.38%	385,546	394	0.41%
Deposits in foreign branches	369,471	328	0.35%	369,202	325	0.35%	350,043	291	0.33%	355,857	295	0.34%	348,240	309	0.35%

Total interest bearing deposits	7,405,436	5,263	0.28%	6,856,542	4,606	0.27%	6,326,034	4,246	0.27%	6,105,214	4,030	0.27%	5,887,252	3,858	0.26%
Other borrowings	251,449	120	0.19%	309,868	155	0.20%	666,405	300	0.18%	293,012	171	0.24%	314,018	161	0.20%
Subordinated notes	286,000	4,241	5.88%	286,000	4,241	5.88%	286,000	4,241	5.95%	227,667	3,479	6.20%	111,000	1,840	6.58%
Trust preferred subordinated debentures	113,406	627	2.19%	113,406	627	2.19%	113,406	619	2.19%	113,406	616	2.20%	113,406	631	2.21%

Total interest bearing liabilities	8,056,291	10,251	0.50%	7,565,816	9,629	0.50%	7,391,845	9,406	0.51%	6,739,299	8,296	0.50%	6,425,676	6,490	0.40%
Demand deposits	5,047,876			4,669,772			3,629,941			3,381,501			3,289,307
Other liabilities	146,259			117,418			98,595			103,514			106,461
Stockholders’ equity	1,380,646			1,276,603			1,241,787			1,177,054			1,077,822

Total liabilities and stockholders’ equity	$14,631,072			$13,629,609			$12,362,168			$11,401,368			$10,899,266

Net interest income(2)		$127,600			$125,685			$115,440			$108,368			$111,551
Net interest margin			3.56%			3.77%			3.87%			3.99%			4.21%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.